Exhibit 99.1

Far Peak Acquisition Corp. Announces Redemption of Class A Ordinary Shares on Monday, March 13, 2023
Cayman Islands – February 24, 2023 - Far Peak Acquisition Corp. (NYSE: FPAC) (the “Company”) today announced that it will redeem all of its outstanding Class A ordinary shares (the “Class A Shares”), as of March 13, 2023, because the Company will not consummate an initial business combination by March 7, 2023, the time period required by its amended and restated memorandum and articles of association (the “Articles”).
Pursuant to the Articles, if the Company does not consummate an initial business combination by March 7, 2023, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem its Class A Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account but net of taxes, if any, (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Class A Shares, redemption of which will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
Net of dissolution expenses, the per-share redemption price for the Class A Shares is expected to be approximately $10.21 (the “Redemption Amount”). The Company anticipates that the last day of trading in the Company’s Class A Shares will be March 7, 2023 and that, as of the open of business on March 8, 2023, the Class A Shares will be suspended from trading, and will represent only the right to receive the Redemption Amount.
All Class A Shares are held in “street name” and beneficial owners thereof will not need to take any action in order to receive the Redemption Amount.
There will be no redemption rights or liquidating distributions with respect to the Company’s warrants. The Company’s initial shareholders have waived their redemption rights with respect to the outstanding Class B ordinary shares issued prior to the Company’s initial public offering.
The Company expects that The New York Stock Exchange will file a Form 25 with the U.S. Securities and Exchange Commission to delist its securities following the redemption.
About Far Peak Acquisition Corp.
Far Peak Acquisition Corporation was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination in the financial technology, technology or financial services industries..
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the wind-up of the Company and the redemption of its Class A Shares.  When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based. Please refer to the Company’s publicly filed documents, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company which may affect the statements made in this press release.